Exhibit 10.23

CERTIFICATE OF ACCEPTANCE

MASTER LEASE AGREEMENT NO.: CW/1291-1

EQUIPMENT LEASE SCHEDULE NO.: CW/1291-1-A

This Certificate of Acceptance is attached to and made a part of Equipment Lease Schedule No. CW/1291-1-A (the “Schedule”) by and between M/G Finance Co., Ltd., a Texas limited partnership as Lessor and the Lessee set forth below and relating to the Lease of the Equipment described therein.

Lessee hereby acknowledges and agrees that:

1.	Lessee has received the Equipment described in the Equipment Lease Schedule in good condition and repair.

2.	Lessee has inspected the equipment.

3.	The Equipment has been delivered and is satisfactory in all respects for all of the Lessee’s intended uses and purposes.

4.	Lessee hereby accepts the Equipment unconditionally and irrevocably.

By Lessee’s signature below, Lessee authorizes and requests Lessor to make payment to the supplier of the equipment. Lessee also agrees that the equipment has not been delivered, installed or accepted on a trial basis.

With the delivery of this Certificate to Lessor, Lessee acknowledges and agrees that the Lessee’s obligations to Lessor become absolute and irrevocable in accordance with the Schedule and the Lease.

Dated as of                 , 20        .

LESSEE:

Stabilis Energy Services, LLC

a TX Limited Liability Company

By:	/s/ Casey Crenshaw

Name:	Casey Crenshaw

Title:	President

ONLY THE COUNTERPART OF AN EQUIPMENT LEASE SCHEDULE MARKED “LESSOR’S ORIGINAL COPY” SHALL BE DEEMED TO BE THE ORIGINAL LEASE AGREEMENT FOR PURPOSES OF CONSTITUTING CHATTEL PAPER OR COLLATERAL, AND POSSESSION OF ANY COPY OF THE MASTER LEASE AGREEMENT DESCRIBED HEREIN SHALL BE WITHOUT FORCE AND EFFECT FOR PURPOSES OF CONSTITUTING CHATTEL PAPER OR COLLATERAL.

EQUIPMENT LEASE SCHEDULE NO. CW/1291-1-A

This Equipment Lease Schedule No. CW/1291-1-A is hereby incorporated in and made a part of that certain Master Lease Agreement No. CW1291-1 (the “Lease”), by and between M/G Finance Co., Ltd., a Texas limited partnership (“Lessor”) and STABILIS ENERGY SERVICES, LLC, a TX Limited Liability Company, (“Lessee”). Capitalized terms not defined herein shall have the meanings set forth in the Lease.

1.	Equipment:	See Exhibit A attached hereto and incorporated by reference.

2.	Location:	1655 Louisiana Street Beaumont, TX 77701

3.	Term:	The Term of this Lease shall begin on the Installation Date and shall continue, unless sooner terminated as provided herein, for twenty-four (24) consecutive months plus the residual following the Commencement Date. The Commencement Date of this Lease is August 25th.

4.	Rent:	The rent due and owing hereunder shall be $51,713.59 per month for twenty-four (24) months, with the first payment due and payable on September 25th, and like payments being due and payable on the twenty-fifth (25th) day of each month thereafter during the Initial Lease Term.

5.	Freight, FET and Taxes:	Taxes, if any will be due to Lessor at closing.

6.	Closing Costs:	No closing costs will be due.

7.	Purchase Option:	See Exhibit B attached hereto and incorporated by reference.

8.	Addresses for Notice and Billing:

Lessee:        1655 Louisiana Street

                    Beaumont, TX 77701

Lessor: Payments

                    P.O. Box 704

                    Beaumont, TX 77702

              Notices

                    1655 Louisiana Street

                    Beaumont TX 77701

                    Attn: Casey or Will Crenshaw

Addresses for notice and billing may be changed by written notice to the other party as provided in the Lease.

9.	Delivery and Acceptance:

Lessee shall acknowledge delivery and acceptance of the Equipment by the execution and delivery to Lessor of a Certificate of Acceptance in form acceptable to Lessor, and such Certificate of Acceptance shall be attached to and become a part of this Schedule.

10.	Special Provisions:	In addition to and with each monthly payment of rent due and owing hereunder, Lessee shall pay (a) any sales taxes due and owing and relating to the rent and (b) at the sole discretion of Lessor, one-twelfth (l/12th) of Lessor’s current estimate of the property taxes to be due and owing on the Equipment. Lessee represents and warrants to Lessor that the Equipment is not, and the Equipment will not be used in such a manner so as to constitute, inventory as such term is defined in the Uniform Commercial Code as enacted in the State of Texas. If any amount payable to Lessor by

Lessee under this Lease is not paid within 10 days of due date, Lessor may charge interest on the amount past due at a rate of 1.5% per month (or the maximum amount permitted by applicable law if less). All monthly payments associated with this lease will be made by the electronic transfer of funds (ACH).

11. THIS EQUIPMENT LEASE SCHEDULE IS ENTERED INTO PURSUANT TO THE MASTER LEASE AGREEMENT IDENTIFIED ABOVE. ALL OF THE TERMS AND CONDITIONS OF THE MASTER LEASE AGREEMENT ARE HEREBY INCORPORATED HEREIN AND MADE A PART HEREOF. BY EXECUTING THIS EQUIPMENT LEASE SCHEDULE, THE PARTIES HEREBY REAFFIRM ALL OF THE TERMS AND CONDITIONS OF THE MASTER LEASE AGREEMENT EXCEPT AS MODIFIED HEREBY.

LESSOR:	LESSEE:

M/G FINANCE CO., LTD. By: MGFC, LLC, its general partner	Stabilis Energy Services, LLC a TX Limited Liability Company

By:	By:	/s/ Casey Crenshaw

Name:	Name:	Casey Crenshaw

Title:	Title:	President

Date:	Date:	8/30/2018

EXHIBIT A

(Equipment Listing)

This Exhibit A is to be attached to and become a part of Equipment Lease Schedule CW/1291-1-A, by and between M/G Finance Co., Ltd. as Lessor and Stabilis Energy Services, LLC as Lessee:

VENDOR:                 Dragon Products

See the attached Schedule of Equipment to this Exhibit A for equipment detail.

The Schedule of Equipment is hereby verified correct and the undersigned Lessee acknowledges receipt of a copy.

LESSOR:	LESSEE:

M/G Finance Co., Ltd., By: MGFC, LLC, its general partner	STABILIS ENERGY SERVICES, LLC a TX Limited Liability Company

By:	By:	/s/ Casey Crenshaw

Name:	Name:	Casey Crenshaw

Title:	Title:	President

Date:	Date:	8/30/2018

EXHIBIT A - SCHEDULE OF EQUIPMENT

CW1291

STABILIS ENERGY SERVICES, LLC

COUNT	YEAR	DESCRIPTION	SERIAL NUMBER
1	2011	QUEEN RE-GAS UNIT	16015
2	2011	QUEEN RE-GAS UNIT	16016
3	2011	QUEEN RE-GAS UNIT	16017

EXHIBIT B

PURCHASE OPTION RIDER TO LEASE EQUIPMENT SCHEDULE

MASTER LEASE AGREEMENT NO.: CW/1291-1

EQUIPMENT LEASE SCHEDULE NO.: CW/1291-1-A

This Purchase Option Rider (“Rider”) is attached and made a part of that Equipment Lease Schedule No. CW/1291-1-A (“Schedule”) by and between the Lessee and Lessor set forth below:

1.

SUBJECT TO THE PROVISIONS SET FORTH HEREIN, AT THE EXPIRATION OF THE INITIAL LEASE TERM, AS SET FORTH IN THE SCHEDULE, LESSEE SHALL HAVE THE OPTION, WHICH OPTION SHALL NOT BE ASSIGNABLE, TO PURCHASE, AS-IS-WHERE-IS AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, ALL, BUT NOT LESS THAN ALL, OF THE LEASED EQUIPMENT COVERED BY THE SCHEDULE FOR A PURCHASE PRICE EQUAL TO THE GREATER OF (A) THE, THEN, FAIR MARKET VALUE OF THE LEASED EQUIPMENT, OR (B) $269,258.19. THE AMOUNT SET FORTH IN SUBPART (B) OF THE IMMEDIATELY PRECEDING SENTENCE REFLECTS A GOOD FAITH ATTEMPT BY LESSOR AND LESSEE TO ESTIMATE THE FAIR MARKET VALUE OF THE EQUIPMENT AT THE EXPIRATION OF THE INTITAL LEASE TERM. LESSEE’S DETERMINATION OF FAIR MARKET VALUE WILL BE ACCEPTED BY LESSOR.

2.

Lessee’s right to purchase the Equipment pursuant to such options is Conditioned upon (a) Lessee’s having performed all of the terms and conditions of the Lease and Schedule at the time and in the manner required therein; (b) Lessor having received written notice of Lessee’s exercise of said option at least ninety (90) days prior to the expiration date of the Initial Lease Term, and (c) Lessee’s payment to Lessor of said purchase price, together with all taxes on or measured by such purchase price, in immediately available funds.

3.

If Lessee, for any reason, does not purchase the leased Equipment in Accordance with Paragraph 1 hereof, Lessee shall be obligated to return the leased Equipment to Lessor in accordance with the terms of the Lease and Schedule.

EXECUTION PAGE FOLLOWS:

The parties have executed and delivered this Rider as set forth below:

LESSOR:	LESSEE:

M/G Finance Co., LTD. By: MGFC, LLC, its general partner	Stabilis Energy Services, LLC a TX Limited Liability Company

By:	By:	/s/ Casey Crenshaw

Name:	Name:	Casey Crenshaw

Title:	Title:	President

Date:	Date:	8/30/2018

MASTER LEASE AGREEMENT

NO. CW/1291-1

THIS MASTER LEASE AGREEMENT, by and between M/G FINANCE CO., LTD., a Texas limited partnership (“Lessor”), with its address for notice hereunder being 1655 Louisiana St., Beaumont, Texas 77701 and STABILIS ENERGY SERVICES, LLC, a Texas Limited Liability Company (“Lessee”) with its principal office located at 1655 Louisiana Street Beaumont, TX 77701 and its billing address and address for notice hereunder being 1655 Louisiana Street Beaumont, TX 77701.

1. LEASE. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, subject to the terms and conditions hereinafter set forth, the items of personal property (“Equipment”) described in each Equipment Schedule (“Schedule”) entered into, from time to time, pursuant to this Master Lease Agreement. This Master Lease Agreement is intended to be incorporated by reference into one or more Equipment Schedules from time to time. As to Equipment leased pursuant to any such individual Equipment Schedule, the terms of such Schedule shall prevail over the terms hereof in case of conflict. Each Schedule shall constitute a separate and distinct individual lease contract and the manually executed copy of such Schedule marked “Lessor’s Original Copy” shall be the instrument in which a security interest may be acquired by any assignee of Lessor. The rights, remedies, powers and privileges of the Lessor or its assignee under each such Schedule shall be interpreted separately and apart from any other Schedule. Notwithstanding any other provision hereof or of any other document involving a transfer, assignment, financing, granting of a security interest, or otherwise, any reference to this Master Lease Agreement shall mean, shall deemed to mean and shall be limited to, this Master Lease Agreement as the same is incorporated under any particularly identified specific Equipment Schedule(s). The term “Lease” as used hereinafter shall refer to an individual Schedule which incorporates this Master Lease Agreement. Until a Schedule is signed by Lessor, an Equipment Schedule signed by Lessee constitutes an irrevocable offer by Lessee to lease from Lessor.

2. SELECTION OF EQUIPMENT; ACCEPTANCE AND DELIVERY OF EQUIPMENT. Lessee will select the type, quantity and supplier of each item of Equipment designated in the appropriate Schedule, and in reliance thereon such Equipment will then be ordered by Lessor from such supplier or Lessor will accept an assignment of any existing purchase order therefore. Lessee agrees to inspect the Equipment and to execute a Certificate of Acceptance (set forth in the Schedule) after the Equipment has been delivered and after Lessee is satisfied that the Equipment is satisfactory in every respect. Lessee hereby authorizes Lessor to insert in the Schedule

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identifying data with respect to the Equipment. In addition to the other amounts due and owing hereunder, Lessee shall pay for all transportation, insurance, rigging, drayage and any other charges with respect to delivery and installation of the Equipment. Lessee will provide a suitable place of installation for use of the Equipment as specified by the manufacturer. Lessee agrees that the Equipment Location shall at all times comply with applicable state and local codes. Lessor shall not be liable for any failure or delay in supplying the Equipment from any cause not subject to the direct control of Lessor.

3. DISCLAIMER OF WARRANTIES AND CLAIMS; LIMITATION OF REMEDIES. THERE ARE NO WARRANTIES BY OR ON BEHALF OF LESSOR. Lessee acknowledges and agrees by his signature below as follows:

(a)

LESSOR, NOT BEING THE MANUFACTURER OF THE EQUIPMENT NOR THE MANUFACTURER’S AGENT, MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED AS TO THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, ITS FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS DESIGN, ITS CAPACITY, ITS QUALITY, OR WITH RESPECT TO ANY CHARACTERISTICS OF THE EQUIPMENT;

(b)	Lessee has fully inspected the Equipment which it has requested Lessor to acquire and lease to Lessee, and the Equipment is in good condition and to Lessee’s complete satisfaction;

(c)	Lessee leases the Equipment “AS IS” and with all faults.

(d)	Lessee specifically acknowledges that the Equipment is leased to Lessee solely for commercial or business purposes and not for personal, family or household purposes;

(e)

If the Equipment is not properly installed, does not operate as represented or warranted by the supplier or manufacturer, or is unsatisfactory for any reason, regardless of cause or consequence, Lessee’s only remedy, if any, shall be against the supplier or manufacturer of the Equipment and not against Lessor;

(f)

Lessor acknowledges that any manufacturer’s and/or seller’s warranties are for the benefit of both Lessor and Lessee. Lessee is entitled under Chapter 2A of the Texas Business and Commerce Code to the promises and warranties, including those of any third party, provided to Lessor by the person supplying the equipment in connection with or as part of the contract by which the Lessor acquired the goods, and Lessee may communicate with the person supplying the equipment to Lessor and

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receive an accurate and complete statement of those promises and warranties, including any disclaimers and limitations of them or of remedies. NOTWITHSTANDING THE FOREGOING, LESSEE’S OBLIGATIONS TO PAY THE RENTS OR OTHERWISE UNDER THIS LEASE SHALL BE AND ARE ABSOLUTE AND UNCONDITIONAL AND WITHOUT OFFSET FOR ANY REASON. To the extent permitted by the manufacturer or seller, and provided Lessee is not in default under this Lease, Lessor assigns to Lessee any warranties made by the supplier or the manufacture of the Equipment.

(g)	LESSEE SHALL HAVE NO REMEDY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES AGAINST LESSOR; AND

(h)	NO DEFECT, DAMAGE OR UNFITNESS OF THE EQUIPMENT FOR ANY PURPOSE SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY RENT OR RELIEVE LESSEE OF ANY OTHER OBLIGATION UNDER THIS LEASE.

LESSEE ACKNOWLEDGES RECEIPT PRIOR TO THE EXECUTION OF THIS LEASE OF AN ACCURATE AND COMPLETE STATEMENT DESIGNATING THE PROMISES AND WARRANTIES, AND ANY DISCLAIMERS OF WARRANTIES, LIMITATIONS OR MODIFICATIONS OF REMEDIES, OR LIQUIDATED DAMAGES, INCLUDING THOSE OF A THIRD PARTY, SUCH AS THE MANUFACTURER OF THE EQUIPMENT, THAT WERE PROVIDED TO LESSOR BY THE SELLER OF THE EQUIPMENT.

4. STATUTORY FINANCE LEASE. Lessee agrees and acknowledges that it is the intent of both parties to this Lease that it qualify as a statutory finance lease under Chapter 2A of the Texas Business and Commerce Code, as amended and corresponding provisions of subsequent law (“Chapter 2A”). Lessee acknowledges and agrees that Lessee has selected both: (1) the Equipment; and (2) the supplier from whom Lessor is to purchase the Equipment. Lessee acknowledges that Lessor has not participated in any way in Lessee’s selection of the Equipment or of the supplier, and Lessor has not selected, manufactured, or supplied the Equipment. Without limiting the foregoing, and in addition to any other provisions of this Lease, Lessor shall be entitled to the benefits of Sections 2A-209, 2A-211(2), 2A-212(1), 2A-213, 2A-219(1), 2A-220(1)(a), 2A-221, 2A-405(c), 2A-407, 2A-504, 2A-516(2), and 2A-517(1) and (2) of Chapter 2A, whether or not this Lease qualifies as a statutory finance lease. If this Lease does not qualify as a statutory’ finance lease under Chapter 2A, no rights or remedies referred to in Chapter 2A will be conferred upon Lessee unless expressly granted in this Lease or as required by applicable law.

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5. TERM. This Master Lease Agreement shall be effective when signed by both parties and shall continue in effect until all obligations of Lessee under each Schedule are fully discharged. The Lease term for each Schedule shall commence on the Installation Date and continue from the Commencement Date for the number of months set forth in the Equipment Schedule (“Initial Lease Term”). The Installation Date shall be the applicable of (i) the date the Equipment is installed at the location set forth in the Schedule (“Equipment Location”) and declared acceptable for maintenance by the manufacturer or if Lessee causes a delay in installation and acceptance, seven (7) days after delivery of the Equipment; or (ii) if the Equipment is already in place under lease from another party and is being purchased by Lessor for lease to Lessee hereunder, the date Lessor pays for the Equipment. Lessee shall promptly sign and deliver to Lessor a Certificate of Acceptance in the form attached hereto as Exhibit A as of the Installation Date. The Commencement Date shall be the first day of the month following the month in which the Installation Date occurs or the Installation Date if such date is the first day of the month. Lessee hereby authorizes Lessor to insert the Commencement Date on the Equipment Schedule.

6. RENT PAYMENTS. The rent for the Equipment described in each Schedule shall be due and payable on the dates set forth therein. Such rents shall be payable at Lessor’s address set forth above unless Lessor otherwise designates. Lessee shall also pay Lessor an administrative fee of $150.00 for each Lease entered into pursuant to this Master Lease Agreement. This Lease is a net lease and Lessee agrees that its obligation to pay all rent and other sums payable hereunder are absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever. If any payment, whether for rent or otherwise, is not paid when due, Lessor may charge interest on the amount past due at a rate of 1.5% per month (or the maximum amount permitted by applicable law if less). Payments thereafter received shall be applied first to delinquent installments and then to current installments.

7. ADVANCE PAYMENT. Any Advance Payment set forth in the Acceptance Certificate or any Schedule shall be held as security for the performance of this Lease. Lessor may apply Advance Payments to cure any default under this Lease in whole or in part at the sole discretion of Lessor. On the expiration or earlier termination of each Schedule to this Lease or any extension or renewal thereof, provided Lessee has paid all of the rent called for and fully performed all other provisions of this Lease, Lessor will return to the Lessee any then remaining balance of the Advance Payment with respect to such Lease, without interest. Said Advance Payment may be commingled with Lessor’s other funds.

8. LOCATION. The Equipment shall be kept at the Equipment Location specified in the applicable Schedule, or, if none is specified, at Lessee’s billing address

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set forth above and shall not be removed without Lessor’s prior written consent. Upon Lessor’s request, Lessee shall provide Lessor or its agents access to (a) the Equipment at all reasonable times for the purpose of inspection, and (b) Lessee’s books and records relating to the Equipment at all reasonable times for the purpose of verifying Lessee’s compliance with its obligations under this Lease. Lessee shall not part with possession or control of or suffer or allow to pass out of its possession or control any item of the Equipment or change the location of the Equipment or any part thereof from the address shown in the applicable Schedule. Lessor may at its sole discretion and either before or after delivery to Lessee, install or have installed Global Position Satellite (“GPS”) tracking systems on any or all of the Equipment. Lessee hereby agrees to Lessor’s installation and use of such GPS tracking systems, and Lessee will fully cooperate with Lessor for the installation, maintenance, use of such systems. Any intentional destruction, removal, disabling, or other interference of Lessor’s installation and use of the GPS systems will be deemed a default and material breach of this Master Lease Agreement. In the event Lessee becomes sixty (60) days or more overdue in rent owed under this or any other Master Lease Agreement with Lessor or any schedule made in connection therewith, then the costs of procuring and installing the GPS tracking systems and all fees Lessor may incur to use such system to track the Equipment will be charged to and paid by Lessee as additional rent due hereunder.

9. USE; MAINTENANCE. Lessee shall use the Equipment in a careful manner, shall comply with all laws relating to its possession, use or maintenance, and shall not make any alterations, additions, or improvements to the Equipment without Lessor’s prior written consent. All additions, repairs or improvements made to the Equipment shall belong to Lessor. Lessee agrees to purchase, at its expense, all licenses which may be necessary for the use or operation of the Equipment. Lessee shall, at its sole expense, keep the Equipment in good repair, condition and working order.

10. OWNERSHIP; PERSONALTY; REGISTRATION OF TITLE. The Equipment is, and shall remain, the property of Lessor, and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease. The parties expressly agree that the Equipment is and shall remain personal property even though installed in or attached to real property and shall not be deemed to be a fixture or appurtenant thereto. The Equipment shall be severable from any real estate to which it may be attached and shall remain the property of Lessor, free of any and all claims of anyone, including Lessee, having or hereafter acquiring any interest in such real estate. Lessee shall affix tags, decals, or plates provided by Lessor to the Equipment indicating Lessor’s ownership and shall not permit their removal or concealment. Any Equipment requiring registration of title with a governmental entity, may, at Lessor’s sole option be registered under the laws of the State of Texas. Lessee shall have the obligations to (a) determine any requirement to register the title of the Equipment with any governmental entity, (b) bear all costs of registration and applicable costs and taxes arising under the laws of the State of Texas or otherwise and (c) indemnify and hold Lessor harmless from and against such obligations, taxes and costs upon demand therefore.

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11. SURRENDER. By this Lease, Lessee acquires no ownership rights in the Equipment and has no right to purchase the Equipment, except as may be provided in the applicable Schedule. Upon the expiration or earlier termination of this Lease, or in the event of default under this Lease, Lessee agrees to return the Equipment in good repair, ordinary wear and tear from proper use thereof alone excepted, by delivering it to such place or carrier as Lessor may specify at Lessee’s sole cost and expense. In the event Lessee fails to return the Equipment to Lessor as directed. Lessor is entitled to charge and Lessee shall be obligated to pay, rent to Lessor in the same periodic amounts as indicated on the Schedule to which the Equipment relates, until the Equipment is returned to Lessor.

12. RENEWAL. Upon the expiration or earlier termination or cancellation of this Lease, or in the event of default under Paragraph 19 hereof, Lessee agrees to pay a termination fee of $150.00 and Lessee shall return the Equipment in accordance with Paragraph 11 hereof. At Lessor’s option, this Lease may be continued on a month-to-month basis until 30 days after Lessee returns the Equipment to Lessor. In the event the Lease is so continued, Lessee shall be assessed and agrees to pay a renewal fee of $150.00 and, in addition, shall pay to Lessor rents in the same periodic amounts indicated on the Schedule to which the Equipment relates.

13. LOSS AND DAMAGE. Lessee hereby assumes the entire risk of damage to or loss of the Equipment or any item thereof from any cause whatsoever, whether or not insured against, from and after the date the Equipment is delivered to the Equipment Location until returned to Lessor. No loss, theft, damage or destruction of the Equipment shall alter or relieve Lessee of any obligation under this Lease, which shall continue in full force and effect. Lessee agrees to give Lessor prompt notice of any damage to or loss of the Equipment. In the event of damage to any part of the Equipment, Lessee shall immediately place the same in good repair at Lessee’s expense. In the event of damage to or loss of the Equipment or any item thereof, and irrespective of payment from any insurance coverage maintained by the Lessee, but applying full credit therefor, Lessee shall, at the option of Lessor, (a) place the Equipment in good repair, condition and working order or (b) replace the Equipment with identical equipment in good repair, condition and working order and transfer clear title to such replacement equipment to Lessor, whereupon such replacement equipment shall be deemed the Equipment for all purposes hereof, or (c) pay Lessor in cash the following: (i) all amounts due by Lessee to Lessor with respect to this Lease up to the date of the loss; plus (ii) the total amounts due for the remaining term of this Lease attributable to said items; plus (iii) Lessor’s estimate of Lessor’s residual interest in the Equipment as of the Commencement Date (the “Residual Value”), which will be determined at Lessor’s sole discretion. Upon Lessor’s receipt of such payment, this Lease shall terminate only with respect to such Equipment

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so paid for, and Lessee shall become entitled to title thereto, AS IS, WHERE IS, and without any warranty whatsoever, express or implied. Proceeds of insurance shall be paid to Lessor with respect to such repairable damage to the Equipment and shall, at the election of Lessor, be applied either to the repair of the Equipment by payment by Lessor directly to the party completing the repairs, or to the reimbursement of Lessee for the cost of such repairs; provided, however, that Lessor shall have no obligation to make such payment or any part thereof until receipt of such evidence as Lessor shall deem satisfactory that such repairs have been completed and further provided that Lessor may apply such proceeds to the payment of any rent or other sum due or to become due hereunder if at the time such proceeds are received by Lessor there shall have occurred any Event of Default or any event which with lapse of time or notice, or both, would become and Event of Default.

14. INSURANCE; LIENS; TAXES. Lessee shall provide and maintain at its sole cost and expense insurance against loss, theft, damage, or destruction of the Equipment in an amount not less that the full replacement value of the Equipment, with loss payable to Lessor. Lessee also shall provide and maintain at its sole cost and expense comprehensive general all-risk liability insurance including but not limited to, product liability coverage, insuring Lessor and Lessee, with a severability of interest endorsement, or its equivalent, against any and all loss or liability for all damages, either to persons or property or otherwise, which might result from or happen in connection with the condition, use or operation of the Equipment, with such limits and with an insurer satisfactory to Lessor, but not less than $1,000,000.00 and naming Lessor and/or each of its assigns as an additional insured. Each policy shall expressly provide that said insurance as to Lessor and/or its assigns shall not be invalidated by any act, omission, or neglect of Lessee and cannot be canceled without 30 days prior written notice to Lessor and/or its assigns. As to each policy, Lessee shall furnish to Lessor and/or each of its assigns a certificate or certificates of insurance from the insurer(s) on the Commencement Date and thereafter as requested by Lessor and/or its assigns, in form and containing such matters as reasonably required by Lessor. Neither Lessor nor its assigns shall have any obligation to ascertain the existence of or provide any insurance coverage for the Equipment or for Lessee’s benefit. Any failure of Lessor to insist on Lessee’s provision of a certificate of insurance shall not be deemed a waiver of any rights hereunder and shall not excuse or release Lessee’ of its obligation to procure and provide such insurance. It is further understood and agreed that the insurance coverage provided by Lessee shall operate independent and apart from any indemnity obligations imposed on Lessee under this agreement. Lessee shall keep the Equipment free and clear of all levies, liens, and encumbrances. Lessee shall pay all charges and taxes (local, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, rental, sale, purchase, possession, or use of the Equipment, excluding, however, all taxes on or measured by Lessor’s net income. If Lessee fails to procure or maintain said insurance or to pay said charges or taxes, Lessor shall have the right, but shall not be obligated, to effect such insurance, or pay such charges or taxes. In that event, Lessor shall notify

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Lessee of such payment and Lessee shall repay to Lessor the cost thereof within 15 days after such notice is mailed to Lessee. Lessor shall file personal property returns with respect to the Equipment, and Lessee shall pay to Lessor, in advance and at the time(s) required by Lessor, the taxes Lessor anticipates will be due during the year. Lessee acknowledges that Lessor may require a monthly payment of such anticipated taxes and any deficiency shall be paid by Lessee upon demand by Lessor.

15. INDEMNIFICATION. Lessee shall indemnify, defend and hold harmless the Lessor, and Lessor’s officers, directors, representatives and employees from and against all losses, damages, injuries, death claims, demands and expenses, of whatsoever nature (i) arising out of the manufacture, purchase, ownership, delivery, lease, possession, use, misuse, condition, repair, storage or operation of any Equipment, regardless of where, how and by whom operated; (ii) arising out of negligence, tort, warranty, strict liability or any other cause of action with respect to the leased Equipment; (iii) arising out of any encumbrance being asserted against the Equipment; and (iv) arising out of the assessment, payment, non-payment or partial payment of any sales, use or other taxes pertaining to the equipment. Such indemnification shall survive the expiration, cancellation, or termination of this Lease. IT IS THE EXPRESS INTENT OF THE LESSOR AND LESSEE THAT THIS INDMENITY PROVISION SHALL COVER AND INCLUDE ANY CLAIMS ASSERTING THAT ANY PERSON TO BE INDEMNIFIED HEREUNDER WAS NEGLIGENT IN WHOLE OR INPART OR OTHERWISE CAUSED OR CONTRIBUTED TO THE CAUSE OF THE LOSS, DAMAGES, INJURIES, DEATH, OR EXPENSES.

16. ASSIGNMENT BY LESSEE PROHIBITED. Lessee shall keep the Equipment free and clear of all claims, liens, and encumbrances, except for those placed thereon by Lessor. Without the prior written consent of Lessor, Lessee shall not assign or otherwise encumber this Lease, the Equipment or any of its rights hereunder or sublease or lend the Equipment. Upon any permitted assignment or sublease, Lessee shall sign and deliver to Lessor, or any assignee of Lessor, at Lessee’s expense, such documentation as Lessor or such assignee may require, including but not limited to documentation to evidence and put third parties on notice of Lessor’s or its assignee’s interest in the Equipment. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder, which obligations shall remain those of a principal and not a surety or guarantor.

17. ASSIGNMENT BY LESSOR. Lessor may sell or assign its rights and interests or grant a security interest in this Lease and the Equipment for purposes of securing loans to Lessor or otherwise and may also sell and assign its title and interest as owner of the Equipment and/or as Lessor under this Lease. Lessee hereby (a) consents to such sales or assignments; (b) agrees to promptly sign and deliver such further acknowledgments and other documents as may be reasonably requested by Lessor to

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effect such sales or assignments; (c) agrees that any security assignee shall have all the rights, but none of the obligations, of Lessor under this Lease, except Lessor’s obligation not to disturb Lessee’s quiet possession and use of the Equipment, provided Lessee is not in default hereunder; and (d) upon written notice from Lessor, agrees to pay all rent and other sums payable under this Lease to such assignee designated by Lessor (or to any other party subsequently designated by such assignee) without any abatement, reduction, setoff, defense or counterclaim that Lessee may have against Lessor, Lessee’s sole remedy therefor being a claim for damages or injunctive relief against Lessor.

18. TIME OF ESSENCE. Time is of the essence of this Lease, and this provision shall not be impliedly waived by the acceptance on occasion of late or defective performance.

19. DEFAULT. Any of the following events or conditions shall constitute an event of default hereunder, (a) Lessee fails to pay any amount due and owing hereunder or under any other Master Lease Agreement, Equipment Schedule, Lease or any other agreement between Lessee and/or its affiliates and Lessor and/or its affiliates or any other liability, debt, or other duty of Lessee and/or its affiliates to Lessor and/or its affiliates, whether now existing or later incurred, matured or unmatured, direct or contingent, and any renewals, extensions, and substitutions of the same, when due or within ten (10) days thereafter; (b) Lessee fails to observe, keep, or perform any provision of this Lease or any other Master Lease Agreement, Equipment Schedule, Lease or other agreement between Lessee and/or its affiliates and Lessor and/or its affiliates or any other liability, debt, or other duty of Lessee and/or its affiliates to Lessor and/or its affiliates, whether now existing or later incurred, matured or unmatured, direct or contingent, and any renewals, extensions, and substitutions of the same; (c) Lessee or any guarantor becomes insolvent or makes an assignment for the benefit of creditors or ceases doing business as a going concern; (d) a receiver, trustee, conservator, or liquidator of Lessee or any guarantor is appointed with or without the application or approval of Lessee or such guarantor; (e) the filing by or against Lessee or any guarantor of a petition under the Bankruptcy Code or any amendment thereto; or under any other insolvency law or laws providing for, but not limited to, the benefit of debtors or; (f) any false or misleading representation or statement made or furnished to Lessor by or on behalf of Lessee or any guarantor; (g) Lessee or any guarantor dissolves, liquidates, or suspends its business or any individual Lessee or individual guarantor dies; (h) Lessee or any guarantor enters into any merger, consolidation or similar re-organization; (i) Lessee or any guarantor transfers all or any substantial part of its operations or assets; (j) without thirty (30) days advance written notice to Lessor, Lessee or any guarantor changes its name or principal place of business; (k) when Lessor believes in good faith that the prospect for performance of the terms and conditions of this Lease by Lessee or any guarantor is impaired; or (1) Lessee, or any guarantor of the Lease shall suffer an adverse material change in its financial condition from the date hereof, and as a result thereof Lessor deems itself or any of the Equipment to be insecure.

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20. REMEDIES. If an event of default occurs under this Lease or under any other Master Lease Agreement, Equipment Schedule, Lease or other agreement between Lessee and/or its affiliates and Lessor and/or its affiliates or any other liability, debt, or other duty of Lessee and/or its affiliates to Lessor and/or its affiliates, whether now existing or later incurred, matured or unmatured, direct or contingent, and any renewals, extensions, and substitutions of the same, then Lessor, with or without notice to Lessee (except as set forth below), shall have the right to exercise any one or more of the following remedies, concurrently or separately, in any order and without any election of remedies being deemed to have been made:

(a)

Lessor may enter upon Lessee’s premises and without any court order or other process of law may repossess and remove the Equipment, or render the Equipment unusable without removal, either with or without notice to Lessee (Lessee hereby waives any trespass or right of action for damages by reason of such entry, removal, or disabling, any such repossession shall not constitute a termination of this Lease unless Lessor so notifies Lessee in writing);

(b)

Lessor may require Lessee, at Lessee’s expense, to return the Equipment in good repair, ordinary wear and tear resulting from proper use thereof alone excepted, by delivering it, packed and ready for shipment, to such place or carrier as Lessor may specify;

(c)	Lessor may cancel or terminate this Lease and may retain any and all prior payments paid by Lessee;

(d)	Lessor may re-lease or sell the Equipment, without notice to Lessee at private or public sale, at which sale Lessor may be the purchaser;

(e)

Lessor may declare as immediately due and payable and recover from Lessee, as liquidated damages and not as a penalty (Lessor and Lessee agreeing that such liquidated damages are reasonable in light of the anticipated harm to be caused to Lessor by any such event of default, including, without limitation, the loss of tax benefits), the sum of the following amounts (such sum being referred to herein as “Lessor’s Loss”): (i) all unpaid rents and other payments due under this Lease then accrued, plus (ii) the remaining rents through the end of the Term, plus (iii) the Residual Value in the Equipment, which shall be determined by Lessor in its sole discretion, less (iv) the fair market value, which shall be determined by Lessor in its sole discretion, of any item of Equipment, if any, Lessor in its sole discretion accepts as a return or repossesses.

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(f)

Lessor may recover all costs, expenses and damages relating to this Lease and the event of default, including, without limitation, any collection agency and attorney’s fees and expenses; Lessor may recover interest on the unpaid balance of Lessor’s Loss plus any amounts recoverable under clauses (e) (f) and (g) of this paragraph 20 from the date it becomes payable until fully paid at the rate of the lesser of 18% per annum or the highest rate permitted by law.

(g)

Lessor may pursue any other remedy available at law, by statute or in equity, including, without limitation, any rights and remedies available to lessors under Chapter 2A, whether or not Chapter 2A is applicable to this Lease.

Upon return or repossession of the Equipment, Lessor may at its sole discretion sell or lease each item of Equipment in such manner and upon such terms as Lessor may in its sole discretion determine. The proceeds of such sale or lease shall be applied to reimburse Lessor for Lessor’s Loss and any additional amounts due under clauses (e), (f) or (g).

No right or remedy herein conferred upon or reserved to Lessor is exclusive of any other right or remedy herein, or by law or by equity provided or permitted, but each shall be cumulative of every other right or remedy given herein or now or hereafter existing by law or equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. No single or partial exercise by Lessor of any right or remedy hereunder shall preclude any other or further exercise of any other right or remedy.

21. LIMITED PREARRANGED AMENDMENTS; LIMITED POWER OF ATTORNEY. In the event it is necessary to amend the terms of this Lease or the terms of any Schedule to reflect a change in one or more of the following conditions: (a) Lessor’s actual cost of procuring the Equipment, or (b) Lessor’s actual cost of providing the Equipment to Lessee, or (c) a change in rent payments as a result of (a) or (b) above, or (d) description of the Equipment, then Lessee agrees that any such amendment shall be described in a letter from Lessor to Lessee, and unless within 15 days after the date of such letter Lessee objects in writing to Lessor, this Lease shall be deemed amended and such amendments shall be incorporated in this Lease herein as if originally set forth. Lessee grants to Lessor a specific power of attorney for Lessor to use and hereby authorizes Lessor as follows: (1) Lessor may sign and/or file on Lessee’s behalf or on Lessor’s behalf any document Lessor deems necessary to perfect or protect Lessor’s interest in the Equipment, including a UCC-1 Financing Statement or any other document pursuant to the Uniform Commercial Code; and (2) Lessor may sign, endorse or negotiate for Lessor’s benefit any instrument representing proceeds from any policy of insurance covering the Equipment. Lessee hereby ratifies all action of Lessor in executing and/or filing UCC financing statements prior to the execution of this Lease or any Schedule.

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22. MULTIPLE LESSEES. Lessor may, with the consent of any one of the Lessees hereunder modify, extend, or change any of the terms hereof without the consent or knowledge of the others, without in any way releasing, waiving, or impacting any right granted to Lessor against the others. Lessees and each of them arc jointly and severally responsible and liable to Lessor under this Lease.

23. EXPENSES OF ENFORCEMENT. In the event of any legal action with respect to this Lease, the prevailing party in any such action shall be entitled to reasonable attorney fees, including, without limitation, actions at the trial level, actions in bankruptcy court, on appeal or review, or incurred without action, suits, or proceedings, together with all costs and expenses incurred in pursuit thereof.

24. ENTIRE AGREEMENT; NO ORAL MODIFICATIONS; NO WAIVER. This instrument constitutes the entire agreement between Lessor and Lessee. No provision of this Lease shall be modified or rescinded unless in writing signed by a representative of Lessor. Waiver by Lessor of any provision hereof in one instance shall not constitute a waiver as to any other instance.

25. SEVERABILITY. This Lease is intended to constitute a valid and enforceable legal instrument, and no provision of this Lease that may be deemed unenforceable shall in any way invalidate any other provision or provisions hereof, all of which shall remain in full force and effect.

26. ADDITIONAL SECURITY. In the event that this Master Lease Agreement or any Lease entered into pursuant to this Master Lease Agreement, is not deemed to be a true lease under Chapter 2A, then solely in that event and for that limited purpose, (a) it shall be deemed a security agreement and, in that regard, Lessee hereby grants to Lessor a purchase money security interest in the Equipment, and all accessions, substitutions and replacements thereto, and all of Lessee’s interest therein, and all proceeds and products thereof to secure Lessee’s prompt payment and performance as and when due of all of Lessee’s obligations and indebtedness to Lessor under this Lease or under any other Master Lease Agreement, Equipment Schedule, Lease or other agreement between Lessee and/or its affiliates and Lessor and/or its affiliates or any other liability, debt, or other duty of Lessee and/or its affiliates to Lessor and/or its affiliates, whether now existing or later incurred, matured or unmatured, direct or contingent, and any renewals, extensions, and substitutions of the same, and (b) the aggregate of all consideration that constitutes interest under applicable law that is taken, reserved, contracted for, charged or received hereunder or under any other agreements or otherwise in connection with this Lease shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this note by the holder hereof (or if such obligations shall have been paid in full, refunded to Lessee ); and in the event of an event of default hereunder, or in the event of any required or

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permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to such obligation (or if such obligations shall have been paid in full, refunded to Lessee).

27. FINANCIAL REPORTS. Upon Lessor’s request, Lessee and Guarantor agrees to furnish within sixty (60) days after Lessee’s and Guarantor’s first three fiscal quarters and within one hundred twenty (120) days after each of its fiscal year-ends during the Term of this Lease, its balance sheet as of the end of each such period and the related statements of income and retained earnings. In the case of year-end statements, the reports shall be audited, if available, and in any event reviewed, by Lessee’s and Guarantor’s then acting certified public accounting firm.

28. NO ORAL AGREEMENTS. THIS AGREEMENT AND THE RELATED TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN OR AMONG THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

29. ONE ORIGINAL. Only one original counterpart of this Master Lease Agreement and each Schedule shall be executed by the parties and the original counterpart of each such document shall be marked as “LESSOR’S ORIGINAL COPY”. No security interest may be created in a Schedule through the transfer or possession of any counterpart other than the sole original counterpart marked as “LESSOR’S ORIGINAL COPY”, together with a certified copy of the original counterpart of this Master Lease Agreement marked as “LESSOR’S ORIGINAL COPY”. All other counterparts shall be copies and marked as “DUPLICATE”.

30. MISCELLANEOUS. Notices provided for herein shall be in writing and sent by certified or registered mail, postage prepaid, to the parties at the addresses for notice set forth in each Schedule, and such notices shall be deemed received three (3) business days after such deposit in the U. S. Mail. Except as provided herein, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Lessee shall provide Lessor with such documents as Lessor may request from time to time including, but not limited to, corporate resolutions, opinions of counsel, financial statements, and UCC Financing Statements. Any provision of this Lease which may be prohibited or unenforceable in any jurisdiction shall not, as to such jurisdiction, invalidate the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction. This Lease shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its internal choice of law principles. Lessee agrees that this will be deemed

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executed in Jefferson County, Texas and is performable in Jefferson County, Texas and should any legal action, suit, or proceeding be initiated by any party to this Agreement with regard to, or arising out of, this Lease or the Equipment covered hereby, such action shall be brought only in the Courts of applicable jurisdiction for the State of Texas located in Jefferson County, Texas, and all parties consent to the jurisdiction of such Courts as to all such actions. LESSEE HEREBY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING UNDER OR IN CONNECTION WITH THIS LEASE.

31. TAX INDEMNITY. Lessee represents warrants and covenants as follows:

(a)

This Lease shall be a lease for federal and state income tax purposes. Lessee shall be treated as the lessee of the Equipment for federal and applicable state income tax purposes and Lessor shall be treated as the purchaser, owner, lessor and original user of the Equipment for federal and applicable state income tax purposes and shall be entitled to such deductions, credits and other benefits as are provided an owner of property (the Tax Benefits), including but not limited to:

(i)

the maximum depreciation deductions with respect to each item of Equipment as provided by Section 167(a) of the Internal Revenue Code of 1986, as amended (the Code ), determined under Section 168 of the Code by using the applicable depreciation method, the applicable recovery period, and the applicable convention, all as may be specified on the applicable Schedule for the Equipment, and Lessor shall also be entitled to corresponding state depreciation deductions; and

(ii)

For purposes of determining depreciation deductions, the Equipment shall have an income tax basis equal to Lessor’s cost for the Equipment specified on the applicable Schedule, plus such expenses of the transaction incurred by Lessor as may be included in basis under Section 1012 of the Code, and shall be placed in service (and certified as such by Lessee) by the last business day of the same calendar year in which the Schedule for such Equipment is executed.

(b)

If, with respect to any item of Equipment, Lessee’s representations, warranties and/or covenants contained herein or in any other agreement or document entered into relating to the Equipment are or are determined to be incorrect and Lessor shall determine that it shall not have the right to claim all or any portion of the Tax Benefits or if all or any portion of the

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Tax Benefits shall be disallowed or recaptured (hereinafter referred to as a Tax Benefit Loss ), then subject to the exceptions set forth below and at the sole discretion of Lessor, Lessee shall, within thirty (30) days after written notice from Lessor that a Tax Benefit Loss has occurred, pay to Lessor at Lessor’s option, either a lump-sum payment or an increase to the remaining monthly payments due under this Lease in an amount which, after taking into account the effects of interest, penalties and additional taxes payable by Lessor as a result of the Tax Benefit Loss and the receipt of payment hereunder, will cause Lessor’s net effective after-tax return over the term of this Lease to equal the net effective after-tax return which would have been available if Lessor had been entitled to the utilization of all the Tax Benefits.

(c)

For purposes hereof a Tax Benefit Loss shall occur upon the earliest of (i) the happening of an event which causes such Tax Benefit Loss, (ii) the payment by Lessor to the Internal Revenue Service or the applicable state revenue office of the tax increase resulting from such Tax Benefit Loss, or (iii) the adjustment of the tax return of Lessor to reflect such Tax Benefit Loss.

(d)

Notwithstanding the foregoing, Lessor shall not be entitled to receive a payment hereunder on account of any Tax Benefit Loss directly attributable to any of the following: (i) any act on the part of Lessor which causes a Tax Benefit Loss; (ii) the failure of Lessor to have sufficient taxable income or tax liability to utilize such Tax Benefits; or (iii) the happening of any other event with respect to Lessor (such as a disqualifying change in Lessor’s business) which causes a Tax Benefit Loss.

(e)

This paragraph is expressly made for the benefit of, and shall be enforceable by Lessor, any person, firm, corporation or other entity to which Lessor transfers title to all or a portion of the Equipment and their successors and assigns (Owner). For purposes hereof, the term Owner shall include an affiliated group (within the meaning of the Code) of which it is a member for any year in which a consolidated income tax return is filed for such affiliated group. Lessee agrees to indemnify and hold any such Owner harmless from any Tax Benefit Loss on the same as if said Owner were the Lessor hereunder. All of Lessor’s rights and privileges arising from the indemnities contained herein shall survive the expiration or other termination of this Lease.

Signature page to follow:

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Rev. 08-04-2017

CONTINUING GUARANTY

CW/1291

1. GUARANTY; DEFINITIONS. In consideration of any lease, Master Lease Agreement, Equipment Schedule, credit or other financial accommodation, whether accompanying this Guaranty or made separately, now or hereafter extended or made to STABILIS ENERGY SERVICES, LLC (“Debtor”), or any of them, by M/G Finance Company, Ltd. (“Creditor”), and for other valuable consideration, the undersigned CASEY CRENSHAW (“Guarantor”), unconditionally guarantees to Creditor the full and prompt payment and performance when due of any and all Indebtedness, liabilities, debts and other duties of the Debtor to Creditor now existing or later incurred, matured or unmatured, direct or contingent, and any renewals, extensions and substitutions of the same. Guarantor represents and warrants that he/she/it has a direct financial interest in Debtor and that Guarantor will either directly or indirectly benefit from the extension of credit or other financial accommodation made to Debtor. The term “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them heretofore, now or hereafter made, incurred or created, whether direct, indirect or contingent, voluntary or involuntary and however arising, whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any loan agreement, note, lease, sale, security agreement, swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and all modifications, extensions and renewals thereof, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter become unenforceable. This Guaranty is a guaranty of payment and not collection, and the obligations of Guarantor hereunder are independent of any obligations of Debtor under any instrument giving rise to Debtor’s Indebtedness to Creditor.

2. CONTINUING LIABILITY; SUCCESSIVE TRANSACTIONS; OBLIGATION UNDER OTHER GUARANTIES. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of the Debtor to Creditor, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of the Debtor or Guarantor or any other event or proceeding affecting the Debtor or Guarantor. All guaranties, warranties, representations, covenants and agreements in this Guaranty shall bind the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of Guarantor and shall benefit Creditor, its successors and assigns, and any holder of any part of the Indebtedness. The obligations of Guarantor hereunder shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of the Debtor or any other persons heretofore or hereafter given to Creditor unless said other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly herein provided, affect or invalidate any such other guaranties.

THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S).

3. OBLIGATIONS NOT AFFECTED. Guarantor’s covenants, agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any competent governmental authority and whether or not Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, Guarantor hereby WAIVES):

(a) Release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed under the Indebtedness by applicable law on Debtor.

(b) Extension of the time for payment of any part of the Indebtedness or any other sums payable under the Indebtedness, extension of the time for performance of any other obligation under or arising out of or in connection with the Indebtedness or change in the manner, place or other terms of such payment or performance.

(c) Settlement or compromise of any or all of the Indebtedness.

(d) Renewal, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of any part of the Indebtedness or any obligations under the Indebtedness of Debtor (without limiting the number of times any of the foregoing may occur).

(e) Acceleration of the time for payment or performance of the Indebtedness or any other obligation under the Indebtedness or exercise of any other right, privilege or remedy under or in regard to the Indebtedness.

(f) Failure, omission, delay, neglect, refusal or lack of diligence by Creditor to assert, enforce, give notice of intent to exercise—or any other notice with respect to—or exercise any right, privilege, power or remedy conferred on Creditor under the Indebtedness or by law or action on the part of Creditor granting indulgence, grace, adjustment, forbearance or extension of any kind to Debtor.

(g) Release, surrender, exchange, subordination or loss of any security or lien priority in connection with the Indebtedness.

(h) Release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any guaranty, pledge, mortgage, deed of trust, security agreement, lien, charge, insurance agreement, bond, letter of credit or other security device, guaranty, surety or indemnity agreement whatsoever.

(i) Taking or acceptance of any other security or guaranty for the payment or performance of any or all of the Indebtedness or the obligations of Debtor.

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(j) Release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any right, benefit, privilege or interest under any contract or agreement, under which the rights of Debtor have been collaterally or absolutely assigned, or in which a security interest has been granted, to Creditor as direct or indirect security for payment of the Indebtedness or performance of any other obligations to—or at any time held by—Creditor.

(k) Death, legal incapacity, disability, voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting Debtor or any of the assets of Debtor, even if any of the Indebtedness is thereby rendered void, unenforceable or uncollectible against Debtor.

(1) Occurrence or discovery of any irregularity, invalidity or unenforceability of any part of the Indebtedness or any defect or deficiency in any part of the Indebtedness, including the unenforceability of any provisions of the instruments or agreements related to the Indebtedness because entering into any such instrument or agreement was ultra vires or because anyone who executed them exceeded their authority.

(m) Failure to acquire, protect or perfect any lien or security interest in any collateral intended to secure any part of the Indebtedness or any other obligations under the Indebtedness or failure to maintain perfection.

(n) Failure by Creditor or any other person to notify—or timely notify—Guarantor of any default, event of default or similar event (however denominated) under the Indebtedness, any renewal, extension, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of any part of the Indebtedness, release or exchange of any security, any other action taken or not taken by Creditor against Debtor or any direct or indirect security for any part of the Indebtedness or other obligation of Debtor, any new agreement between Creditor and Debtor or any other event or circumstance. Creditor has no duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Indebtedness.

(o) Occurrence of any event or circumstances which might otherwise constitute a defense available to, or a discharge of, Debtor, including failure of consideration, fraud by or affecting any person, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

(p) Receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from the exercise of any of Creditor’s rights, remedies, powers or privileges under the Indebtedness, by law or otherwise available to Creditor.

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(q) Occurrence of any act, error or omission of Creditor, except behavior which is proven to be in bad faith to the extent (but no further) that Guarantor cannot effectively waive the right to complain.

4. OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Debtor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against the Debtor or any other person, or whether the Debtor or any other person is joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on Guarantor as of the date written below, regardless of whether Creditor obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor. Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Creditor shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded, avoided or must otherwise be restored by Creditor, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Creditor in its sole discretion; provided however, that if Creditor chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Creditor harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Creditor in connection therewith, including without limitation, in any litigation with respect thereto.

5. AUTHORIZATIONS TO CREDITOR. Guarantor authorizes Creditor either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor’s liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) exchange, enforce, waive, subordinate or release any security for the payment of this Guaranty or the indebtedness or any portion thereof; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, lease, mortgage, or deed of trust, as Creditor in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (c) apply payments received by Creditor from the Debtor to any Indebtedness of the Debtor to Creditor, in such order as Creditor shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of

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law regarding application of payments which specifies otherwise. Creditor may without notice assign this Guaranty in whole or in part. Upon Creditor’s request, Guarantor agrees to provide to Creditor copies of Guarantor’s financial statements.

6. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Creditor that: (a) this Guaranty is executed at Debtor’s request; (b) Guarantor shall not, without Creditor’s prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor’s assets other than in the ordinary course of Guarantor’s business; (c) Creditor has made no representation to Guarantor as to the creditworthiness of the Debtor; (d) if the Guarantor is a partnership, corporation, limited liability company or other legal entity, the execution, delivery and performance of this Guaranty has been duly authorized by all necessary action on the part of the Guarantor and will not violate any provision of the Guarantor’s governing documents; and the person signing this Guaranty on behalf of the Guarantor is duly authorized.

7. GUARANTOR’S WAIVERS.

(a) Guarantor waives any right to require Creditor to: (i) make demand upon, assert claims against or proceed against any of the Debtor or any other person; (ii) marshal assets or proceed against or exhaust any security held from any of the Debtor or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from the Debtor or any other person; (iv) take any other action or pursue any other remedy in Creditor’s power; or (v) make any presentment or demand for performance, or give any notice of extensions, modifications or renewals of Indebtedness, any new transactions between Debtor and Creditor and/or any other Guarantor, presentment, nonperformance, protest, notice of default, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Creditor as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

(b) Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of the Debtor or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of the Debtor or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Debtor which is a corporation, partnership or other type of entity, or any defect in the formation of any such Borrower; (iv) the application by the Debtor of the proceeds of any Indebtedness for purposes other than the purposes represented by Debtor to, or intended or understood by, Creditor or Guarantor; (v) any act or omission by Creditor which directly or indirectly results in or aids the discharge of any of the Debtor or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Creditor against the Debtor; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or

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recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) or any requirement that Creditor give any notice of acceptance of this Guaranty. Until all Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Creditor now has or may hereafter have against the Debtor or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Creditor. Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Creditor, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor’s rights of subrogation or Guarantor’s rights to proceed against the Debtor for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of the Debtor in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Debtor’s Indebtedness, whether by operation of law or otherwise, including any rights Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

(c) Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, §17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time.

8. REMEDIES; NO WAIVER. All rights, powers and remedies of Creditor hereunder are cumulative. No delay, failure or discontinuance of Creditor in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Creditor of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

9. CREDITOR’S OFFSET RIGHTS. Creditor is hereby authorized at any time and from time to time, without notice to any person (and Guarantor hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other properties of Guarantor now or in the future in the possession, custody or control of Creditor, or otherwise owed to Guarantor by Creditor. Creditor’s rights under this Section are in addition to other rights and remedies (including other rights of set-off) which Creditor may have.

10. COSTS, EXPENSES AND ATTORNEYS’ FEES. Guarantor shall pay to Creditor immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees, expended or incurred by

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Creditor in connection with the enforcement of any of Creditor’s rights, powers or remedies and/or the collection of any amounts which become due to Creditor under this Guaranty or to enforce or collect any of the Indebtedness, and the prosecution or defense of any action in any way related to this Guaranty.

11. SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Creditor’s prior written consent. Guarantor acknowledges that Creditor has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Debtor to Creditor and any obligations with respect thereto, including this Guaranty. In connection therewith, Creditor may disclose all documents and information which Creditor now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Debtor, Guarantor or otherwise. Guarantor further agrees that Creditor may disclose such documents and information to Debtor.

12. MISCELLANEOUS. This Guaranty may be amended or modified only in writing signed by Creditor and Guarantor. In all cases where there is more than one Debtor named herein, the word “Debtor” shall mean all or any one or more of them as the context requires. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty. This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws principles. Creditor may in its sole discretion, accept a photocopy, electronically transmitted facsimile or other reproduction of this guaranty (a “Counterpart”) as the binding and effective record of this Guaranty whether or not an ink signed copy hereof is also received by creditor from the undersigned, provided, however, that if Creditor accepts a Counterpart as the binding and effective record hereof, the Counterpart acknowledged in writing by Creditor shall constitute the record hereof. The Guarantor agrees that such Counterpart received by Creditor, shall, when acknowledged in writing by Creditor, constitute an original document for the purposes of establishing the provisions thereof and shall be legally admissible under the best evidence rule and binding on and enforceable against the Guarantor. If Creditor accepts a Counterpart as the binding and effective record hereof only such Counterpart acknowledged in writing by Creditor shall be marked “Original” and a security interest may only be created in the Guaranty that bears Creditor’s ink signed acknowledgement and is marked “Original”.

13. Guarantor agrees that should any legal action, suit, or proceeding be initiated by any party to this Guaranty or any debt to which this Guaranty applies, such action shall be brought only in the Courts of applicable jurisdiction for the State of Texas located in Jefferson County, Texas, and all parties consent to the jurisdiction of such Courts as to all such actions.

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14. WAIVER OF JURY TRIAL. THE PARTIES HERETO IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH RESPECT TO A DISPUTE HEREUNDER.

Dated as of:	8/30/2018

Social Security Number:

/s/ CASEY CRENSHAW
CASEY CRENSHAW	Principal place of business: STABILIS ENERGY SERVICES, LLC 1655 Louisiana Street Beaumont, TX 77701
Phone:

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